Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2023 RESULTS

Q2 net revenue of $173.4 million, above the high end of guidance

Q2 GAAP gross margin of 31.3%; non-GAAP gross margin of 31.6%

804,000 paid subscribers for 22.9% growth year over year

SAN JOSE, California – July 26, 2023 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the second quarter ended July 2, 2023.

•
Second quarter 2023 net revenue of $173.4 million, a decrease of 22.3% from the comparable prior-year quarter.
•
Second quarter 2023 GAAP operating loss of $17.8 million, or (10.3)% of net revenue, as compared to operating loss of $10.1 million, or (4.5)% of net revenue, in the comparable prior-year quarter.
◦
Second quarter 2023 non-GAAP operating loss of $10.7 million, or (6.2)% of net revenue, as compared to operating loss of $4.2 million, or (1.9)% of net revenue, in the comparable prior-year quarter.
•
Second quarter 2023 GAAP net loss per diluted share of $0.29, as compared to net loss per diluted share of $0.30 in the comparable prior-year quarter.
◦
Second quarter 2023 non-GAAP net loss per diluted share of $0.16, as compared to net loss per diluted share of $0.19 in the comparable prior-year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “In the second quarter, NETGEAR delivered revenue of $173.4 million, above the high end of our guidance, and non-GAAP operating margin at the high end of our guidance. Sales to our service provider partners outperformed our original expectations and appear to be stabilizing due to increased demand as well as improved inventory carrying levels held by our largest partner. More importantly, momentum behind our premium CHP products, represented by our Orbi 8 and Orbi 9 and 5G mobile hotspots, again materially outperformed the broader market. As expected, CHP retail partners continued to reduce their inventory levels, but we believe the market is starting to stabilize. In the SMB business, while we continue to be challenged by channel inventory compression to historically low levels as partners navigate through the uncertain macroeconomic environment, overall end user demand growth for our SMB products remained strong. Our ProAV managed switch products continued to impress, with end user sales growing 44% year over year.”

Mr. Lo continued, “We are excited about the imminent launch of WiFi 7 and stand ready with a number of compelling new product introductions, across both the Orbi and Nighthawk brands. The innovation is just as robust in the SMB business – as we are adding support for video broadcasting protocol SMPTE 2110 with the introduction of our M4350 line of our Pro AV managed switch products. Demand is also growing for our comprehensive Armor security service as we reached 804,000 total paid subscribers in the quarter and we are on track to reach 875,000 paid subscribers by year’s end. We expect the improved mix of our premium products and services in both businesses, together with our channel partners' stabilizing inventory carrying levels by year’s end, will put our topline and profitability in a much improved position exiting the year and heading into 2024.”

Business Outlook

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We expect to continue to experience strong underlying demand in the SMB business and the premium portion of our CHP product portfolio, even in the face of ongoing broad-based inflationary pressures and an uncertain macroeconomic environment. We are starting to see indicators that the broader consumer retail networking market is beginning to stabilize. However, as interest rates remain high, we will continue to work with our channel partners across both businesses to optimize their inventory carrying levels, but expect a revenue impact from these efforts to be at a lesser level than experienced in the second quarter. Accordingly, we expect our third quarter net revenue to be in the range of $175 million to $190 million. We expect third quarter GAAP operating margin to be in the range of (7.0)% to (4.0)%, and non-GAAP operating margin to be in the range of (4.0)% to (1.0)%. Our GAAP tax rate is expected to be approximately 15.0%, and our non-GAAP tax rate is expected to be 25.0% for the third quarter of 2023.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	October 1, 2023
	Operating Margin Rate	Tax Rate

GAAP	(7.0)% - (4.0)%	15.0%
Estimated adjustments for[1]:
Stock-based compensation expense	2.6%	-
Amortization of intangibles	0.1%	-
Restructuring and other charges	0.3%	-
Non-GAAP tax adjustments	-	10.0%
Non-GAAP	(4.0)% - (1.0)%	25.0%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2023 today, Wednesday, July 26, 2023 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2023 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin, continued profitability and cash generation; expectations regarding continuing market demand for the NETGEAR’s products, including SMB and premium CHP products, and NETGEAR’s ability to respond to this demand; NETGEAR’s strategic shift to focusing on the premium, higher-margin segments of the market and consumers with the highest propensity to subscribe to NETGEAR’s service offerings; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position NETGEAR for growth and market share gain; expectations regarding the mix of NETGEAR’s premium products and services; expectations regarding the consumer retail networking market; expectations regarding supply constraints and inventory management; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; expectations regarding the impact of higher transportation and component costs and corresponding price increases; expectations regarding spending in transportation costs to maximize revenue; expectations regarding repurchases of NETGEAR’s common stock; expectations regarding NETGEAR’s small and medium business and service provider channels; expectations regarding price increases on NETGEAR’s products; expectations regarding service partners’ and retail channel partners’ inventory levels; expectations regarding seasonal shifts in market demand; expectations regarding revenue from the service provider channel; and expectations regarding NETGEAR's subscription services and paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products may be lower than anticipated; NETGEAR’s shift in focus to premium products at the expense of lower end products may not prove to be successful; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully manage channel inventory levels; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources, including potential repurchases of NETGEAR’s common stock; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended April 2, 2023, filed with the Securities and Exchange Commission on May 5, 2023. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net loss and non-GAAP net loss per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, goodwill impairment, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, gain on litigation settlements, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: goodwill impairment, restructuring and other charges, litigation reserves, net, gain on litigation settlements, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net loss. We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP loss consistent with use of non-GAAP loss as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items. Included in the non-GAAP tax adjustments for the three and six months ended July 2, 2023 are adjustments to tax expense related to changes in our forecasts.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 2, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$106,353	$146,500
Short-term investments	96,483	80,925
Accounts receivable, net	179,496	277,485
Inventories	324,483	299,614
Prepaid expenses and other current assets	26,829	29,767
Total current assets	733,644	834,291
Property and equipment, net	8,044	9,225
Operating lease right-of-use assets	40,370	40,868
Intangibles, net	1,071	1,329
Goodwill	36,279	36,279
Other non-current assets	107,100	97,793
Total assets	$926,508	$1,019,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,895	$85,550
Accrued employee compensation	22,262	24,132
Other accrued liabilities	177,867	213,476
Deferred revenue	23,207	21,128
Income taxes payable	5,200	1,685
Total current liabilities	264,431	345,971
Non-current income taxes payable	12,445	14,972
Non-current operating lease liabilities	32,410	34,085
Other non-current liabilities	4,486	3,902
Total liabilities	313,772	398,930
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	957,761	946,123
Accumulated other comprehensive income (loss)	112	(535)
Accumulated deficit	(345,166)	(324,762)
Total stockholders’ equity	612,736	620,855
Total liabilities and stockholders’ equity	$926,508	$1,019,785

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

Net revenue	$173,413	$180,908	$223,224	$354,321	$433,782
Cost of revenue	119,113	120,526	161,803	239,639	313,458
Gross profit	54,300	60,382	61,421	114,682	120,324
Gross margin	31.3%	33.4%	27.5%	32.4%	27.7%
Operating expenses:
Research and development	20,831	22,134	22,205	42,965	46,026
Sales and marketing	32,482	33,879	34,546	66,361	70,132
General and administrative	16,536	16,236	14,147	32,772	27,749
Goodwill impairment	—	—	—	—	44,442
Other operating expenses (income), net	2,229	108	573	2,337	570
Total operating expenses	72,078	72,357	71,471	144,435	188,919
Loss from operations	(17,778)	(11,975)	(10,050)	(29,753)	(68,595)
Operating margin	(10.3)%	(6.6)%	(4.5)%	(8.4)%	(15.8)%
Other income (expenses), net	7,999	1,406	(820)	9,405	(1,802)
Loss before income taxes	(9,779)	(10,569)	(10,870)	(20,348)	(70,397)
Benefit from income taxes	(1,192)	(857)	(2,336)	(2,049)	(4,653)
Net loss	$(8,587)	$(9,712)	$(8,534)	$(18,299)	$(65,744)

Net loss per share:
Basic	$(0.29)	$(0.33)	$(0.30)	$(0.63)	$(2.26)
Diluted	$(0.29)	$(0.33)	$(0.30)	$(0.63)	$(2.26)

Weighted average shares used to compute net loss per share:
Basic	29,319	29,040	28,891	29,170	29,114
Diluted	29,319	29,040	28,891	29,170	29,114

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	July 2, 2023	July 3, 2022
Cash flows from operating activities:
Net loss	$(18,299)	$(65,744)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,866	5,398
Stock-based compensation	9,352	9,826
Gain/loss on investments, net	(1,464)	593
Goodwill impairment	—	44,442
Deferred income taxes	(7,839)	(10,862)
Provision for excess and obsolete inventory	1,531	2,561
Changes in assets and liabilities:
Accounts receivable, net	97,989	43,285
Inventories	(26,401)	12,310
Prepaid expenses and other assets	962	4,920
Accounts payable	(49,747)	(5,322)
Accrued employee compensation	(1,870)	(2,937)
Other accrued liabilities	(37,200)	(31,299)
Deferred revenue	2,664	1,992
Income taxes payable	988	(2,717)
Net cash provided by (used in) operating activities	(25,468)	6,446
Cash flows from investing activities:
Purchases of short-term investments	(68,042)	(114,631)
Proceeds from maturities of short-term investments	55,006	20,417
Purchases of property and equipment	(1,599)	(2,037)
Purchases of long-term investments	(225)	(330)
Net cash used in investing activities	(14,860)	(96,581)
Cash flows from financing activities:
Repurchases of common stock	—	(24,377)
Restricted stock unit withholdings	(2,105)	(3,581)
Proceeds from exercise of stock options	—	612
Proceeds from issuance of common stock under employee stock purchase plan	2,286	2,758
Net cash provided by (used in) financing activities	181	(24,588)
Net decrease in cash and cash equivalents	(40,147)	(114,723)
Cash and cash equivalents, at beginning of period	146,500	263,772
Cash and cash equivalents, at end of period	$106,353	$149,049

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

GAAP gross profit	$54,300	$60,382	$61,421	$114,682	$120,324
GAAP gross margin	31.3%	33.4%	27.5%	32.4%	27.7%
Amortization of intangibles	128	129	128	257	257
Stock-based compensation expense	342	351	358	693	744
Non-GAAP gross profit	$54,770	$60,862	$61,907	$115,632	$121,325
Non-GAAP gross margin	31.6%	33.6%	27.7%	32.6%	28.0%

GAAP research and development	$20,831	$22,134	$22,205	$42,965	$46,026
Stock-based compensation expense	(1,144)	(1,065)	(1,095)	(2,209)	(2,182)
Non-GAAP research and development	$19,687	$21,069	$21,110	$40,756	$43,844

GAAP sales and marketing	$32,482	$33,879	$34,546	$66,361	$70,132
Stock-based compensation expense	(1,397)	(1,431)	(1,570)	(2,828)	(3,026)
Non-GAAP sales and marketing	$31,085	$32,448	$32,976	$63,533	$67,106

GAAP general and administrative	$16,536	$16,236	$14,147	$32,772	$27,749
Stock-based compensation expense	(1,804)	(1,818)	(2,106)	(3,622)	(3,874)
Non-GAAP general and administrative	$14,732	$14,418	$12,041	$29,150	$23,875

GAAP other operating expenses (income), net	$2,229	$108	$573	$2,337	$570
Restructuring and other charges	(2,229)	(108)	(573)	(2,337)	(550)
Litigation reserves, net	—	—	—	—	(20)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

GAAP total operating expenses	$72,078	$72,357	$71,471	$144,435	$188,919
Stock-based compensation expense	(4,345)	(4,314)	(4,771)	(8,659)	(9,082)
Goodwill impairment	—	—	—	—	(44,442)
Restructuring and other charges	(2,229)	(108)	(573)	(2,337)	(550)
Litigation reserves, net	—	—	—	—	(20)
Non-GAAP total operating expenses	$65,504	$67,935	$66,127	$133,439	$134,825

GAAP operating loss	$(17,778)	$(11,975)	$(10,050)	$(29,753)	$(68,595)
GAAP operating margin	(10.3)%	(6.6)%	(4.5)%	(8.4)%	(15.8)%
Amortization of intangibles	128	129	128	257	257
Stock-based compensation expense	4,687	4,665	5,129	9,352	9,826
Goodwill impairment	—	—	—	—	44,442
Restructuring and other charges	2,229	108	573	2,337	550
Litigation reserves, net	—	—	—	—	20
Non-GAAP operating loss	$(10,734)	$(7,073)	$(4,220)	$(17,807)	$(13,500)
Non-GAAP operating margin	(6.2)%	(3.9)%	(1.9)%	(5.0)%	(3.1)%

GAAP other income (expenses), net	$7,999	$1,406	$(820)	$9,405	$(1,802)
Gain/loss on investments, net	19	11	(216)	30	303
Gain on litigation settlements	(6,000)	—	—	(6,000)	—
Non-GAAP other income (expenses), net	$2,018	$1,417	$(1,036)	$3,435	$(1,499)

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

GAAP net loss	$(8,587)	$(9,712)	$(8,534)	$(18,299)	$(65,744)
Amortization of intangibles	128	129	128	257	257
Stock-based compensation expense	4,687	4,665	5,129	9,352	9,826
Goodwill impairment	—	—	—	—	44,442
Restructuring and other charges	2,229	108	573	2,337	550
Litigation reserves, net	—	—	—	—	20
Gain/loss on investments, net	19	11	(216)	30	303
Gain on litigation settlements	(6,000)	—	—	(6,000)	—
Non-GAAP tax adjustments	2,781	(838)	(2,552)	1,943	(3,261)
Non-GAAP net loss	$(4,743)	$(5,637)	$(5,472)	$(10,380)	$(13,607)

NET LOSS PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.29)	$(0.33)	$(0.30)	$(0.63)	$(2.26)
Amortization of intangibles	—	—	—	0.01	0.01
Stock-based compensation expense	0.16	0.16	0.18	0.32	0.34
Goodwill impairment	—	—	—	—	1.53
Restructuring and other charges	0.08	—	0.02	0.08	0.02
Litigation reserves, net	—	—	—	—	—
Gain/loss on investments, net	—	—	(0.01)	—	0.01
Gain on litigation settlements	(0.20)	—	—	(0.21)	—
Non-GAAP tax adjustments	0.09	(0.02)	(0.08)	0.07	(0.12)
Non-GAAP net loss per diluted share	$(0.16)	$(0.19)	$(0.19)	$(0.36)	$(0.47)

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	July 2, 2023	April 2, 2023	December 31, 2022	October 2, 2022	July 3, 2022

Cash, cash equivalents and short-term investments	$202,836	$239,210	$227,425	$233,197	$250,137
Cash, cash equivalents and short-term investments per diluted share	$6.92	$8.24	$7.85	$8.03	$8.66

Accounts receivable, net	$179,496	$192,540	$277,485	$259,908	$217,873
Days sales outstanding (DSO)	94	98	100	95	89

Inventories	$324,483	$337,187	$299,614	$298,090	$300,796
Ending inventory turns	1.5	1.4	2.5	2.4	2.2

Weeks of channel inventory:
U.S. retail channel	12.0	12.7	10.4	13.5	18.2
U.S. distribution channel	5.1	4.4	5.2	3.6	3.8
EMEA distribution channel	6.9	8.5	8.7	5.3	6.2
APAC distribution channel	12.4	14.0	18.5	16.0	14.0

Deferred revenue (current and non-current)	$27,689	$26,634	$25,025	$22,868	$21,593

Headcount	653	702	691	731	740
Non-GAAP diluted shares	29,319	29,040	28,959	29,029	28,891

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	July 2, 2023		April 2, 2023		July 3, 2022		July 2, 2023		July 3, 2022

Americas	$116,611	67%	$121,922	67%	$144,027	65%	$238,533	68%	$288,676	66%
EMEA	36,161	21%	39,178	22%	44,951	20%	75,339	21%	81,816	19%
APAC	20,641	12%	19,808	11%	34,246	15%	40,449	11%	63,290	15%
Total	$173,413	100%	$180,908	100%	$223,224	100%	$354,321	100%	$433,782	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

Connected Home	$98,406	$102,746	$128,864	$201,152	$259,206
SMB	75,007	78,162	94,360	153,169	174,576
Total net revenue	$173,413	$180,908	$223,224	$354,321	$433,782

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	July 2, 2023	April 2, 2023	July 3, 2022	July 2, 2023	July 3, 2022

Connected Home	$24,916	$14,027	$33,975	$38,943	$52,096
SMB	18	190	1,615	208	2,344
Total service provider net revenue	$24,934	$14,217	$35,590	39,151	$54,440